                                                               Exhibit (a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         KLLM TRANSPORT SERVICES, INC.
                                       AT
                              $8.05 NET PER SHARE
                                       BY
                     HIGH ROAD ACQUISITION SUBSIDIARY CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                          HIGH ROAD ACQUISITION CORP.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
                     NEW YORK CITY TIME, ON JUNE 29, 2000,
                         UNLESS THE OFFER IS EXTENDED.


To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated June 2, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") relating to an offer by High Road Acquisition Subsidiary Corp., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of High Road Acquisition Corp., a Delaware corporation ("Parent"), to purchase all of the outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), of KLLM Transport Services, Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Stockholder Protection Rights Agreement, dated as of February 13, 1997, between the Company and Harris Trust and Savings Bank, as successor Rights Agent (the Common Stock and the associated Rights together are referred to herein as the "Shares"). Holders of Shares whose certificates for such Shares are not immediately available or who cannot deliver their certificates for Shares and all other required documents to the Depositary (as defined below) prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by use for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

     1.   The tender price is $8.05 per share, net to you, without interest.

     2.   The Offer is made for all of the outstanding Shares.

     3. The Board of Directors of the Company has approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of Shares and recommends that holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

     4. The Offer is being made pursuant to a by and among Parent, Purchaser and the Company dated as of May 25, 2000 (the "Merger Agreement"). The Merger Agreement provides, among other things, that, subject to the terms and conditions of the Merger Agreement, subsequent to the consummation of the Offer, Purchaser will merge with and into the Company.

     5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on June 29, 2000, unless the Offer is extended.

     6. The Offer is conditioned upon, among other things, the satisfaction of the Minimum Tender Condition and the Antitrust Condition, as such terms are defined in the Offer to Purchase.

     7. Tendering stockholders will not be obligated to pay brokerage fees or commission or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of shares pursuant to the Offer.

     Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE A TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         KLLM TRANSPORT SERVICES, INC.
                                       BY
                     HIGH ROAD ACQUISITION SUBSIDIARY CORP.


     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 2, 2000, (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by High Road Acquisition Subsidiary Corp., a Delaware corporation, which is a wholly owned subsidiary of High Road Acquisition Corp., a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), of KLLM Transport Services, Inc., a Delaware corporation, including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Stockholder Protection Rights Agreement dated as of February 13, 1997 between the Company and Harris Trust and Savings Bank, as successor Rights Agent (the Common Stock and the Rights together are referred to herein as the "Shares") for $8.05 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

                                              SIGN HERE

       Number of Shares
        to be Tendered*           ---------------------------------

      ______________ Shares

 Dated                 , 2000     ---------------------------------
                                            Signature(s)


                                  ---------------------------------
                                        Please Print Name(s)


                                  ---------------------------------
                                               Address


                                  ---------------------------------
                                   Area Code and Telephone Number


                                  ---------------------------------
                                       Tax, Identification, or
                                       Social Security Number
----------
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

                                       3